Exhibit 10.17

WOLVERINE WORLD WIDE, INC.

EXECUTIVE LONG-TERM INCENTIVE PLAN (THREE-YEAR PLAN)

SECTION 1

Establishment of Plan; Purpose of Plan

          1.1          Establishment of Plan. The Company hereby establishes the WOLVERINE WORLD WIDE, INC. EXECUTIVE LONG-TERM INCENTIVE PLAN (THREE-YEAR PLAN) (the "Plan") for its executive officers and key management employees. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company over a three-year period.

          1.2          Purpose of Plan. The purpose of the Plan is to encourage longer range strategic planning and not stress over-dependence on short-term performance which could hinder long-term increases in stockholder value and/or achievement of a strategic position and/or advantage in the marketplace, to encourage cooperation among all the units of the Company to foster a closer and more cooperative association and sense of team work, and to encourage executive officers and key management individuals to enter and continue in the employ of the Company. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code, and shall be interpreted and administered to achieve that purpose.

          1.3          Effective Date. The Plan is initially effective as of December 29, 1996. Adoption of the Plan by the Board and payment of Incentive Bonuses pursuant to this Plan shall be contingent upon approval of the Plan by the stockholders of the Company. In the absence of such approval, this Plan shall be void.

SECTION 2

Definitions

                    The following terms have the stated definitions unless a different meaning is plainly required by the context:

          2.1          "Act" means the Securities Exchange Act of 1934, as amended.

          2.2          "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any amount payable with respect to the Participant under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant's Will is not effective for this purpose. If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.

          2.3          "Board" means the Board of Directors of the Company.

          2.4          "Code" means the Internal Revenue Code of 1986, as amended.

          2.5          "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations under Section 162(m) of the Code.

          2.6          "Company" means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

          2.7          "Fiscal Year" means the fiscal year of the Company for financial reporting purposes as the Company may adopt from time to time.

          2.8          "Incentive Bonus" means a bonus awarded and paid to a Participant for services to the Company during a three-year period that is based upon achievement of preestablished financial objectives by the Company.

          2.9          "Market Value" shall equal the mean of the highest and lowest sales prices of shares of common stock of the Company on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of common stock of the Company) on the date of grant, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of common stock of the Company were traded.

          2.10          "Participant" means an executive officer or key management employee of the Company or its Subsidiaries who is designated as a Participant for a three-year period.

          2.11          "Performance" means the level of achievement by the Company of the financial performance criteria based on the earnings per share of the Company established by the Committee pursuant to Section 5.3.

          2.12          "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

          2.13          "Surviving Spouse" means the spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the spouse.

          2.14          "Target Bonus" means the bonus goal established by the Committee for each Participant under Section 5.2(a).

SECTION 3

Administration

          3.1          Power and Authority. The Plan shall be administered by the Committee. The Committee may delegate recordkeeping, calculation, payment and other ministerial or administrative functions to individuals designated by the Committee, who may be employees of the Company. Except as limited in this Plan, the Committee shall have all of the express and implied powers and duties set forth in the Plan and shall have full authority and discretion to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be as effective as if it had been taken at a meeting. The Committee may make such other rules for the conduct of its business, and may adopt such other rules, policies and forms for the administration, interpretation and implementation of the Plan as it deems advisable. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

          3.2          Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each individual who is or has been a member of the Committee, or delegated authority by the Committee, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with any act or failure to act under the Plan. Each such individual shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4

Participation

          4.1          Participation. For each three-year period, the Committee shall select the executive officers and key management employees who shall be the Participants for the three-year period. The Committee may limit the number of executive officers and key management employees who will be Participants for a three-year period.

          4.2          Continuing Participation. Selection as a Participant for a three-year period by the Committee is limited to that three-year period. An eligible executive officer or key management employee will be a Participant for a three-year period only if designated as a Participant by the Committee for such three-year period.

SECTION 5

Performance Goals and Criteria

          5.1          Concept. The primary concept of the Plan is to establish financial performance goals for each three-year time period for the Company. The performance periods are overlapping, beginning every Fiscal Year and ending three full Fiscal Years later. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company over the three-year period.

          5.2          Selection of Criteria. The Committee shall preestablish performance goals for each Participant in the manner and within the time limits specified in this Section 5. For each Participant for each three-year period, the Committee shall specify:

          (a)          Target Bonus. A Target Bonus, expressed as a specified dollar amount or as a percentage of the Participant's base salary;

          (b)          Incentive Bonus. The Incentive Bonus levels, expressed as a percentage of the Target Bonus, that shall be paid to the Participant at specified levels of Performance by the Company based on the criteria established by the Committee pursuant to Section 5.3;

          (c)          Performance Measurement. The applicable measurement of Performance under Section 5.3; and

          (d)          Conditions on Incentive Bonus. Any specific conditions under which an Incentive Bonus specified under (b) above may be reduced or forfeited (but not increased).

The Incentive Bonus levels specified under (b) above may be expressed either as (i) a matrix of percentages of the Target Bonus that will be paid at specified levels of Performance, or (ii) a mathematical formula that determines the percentage of the Target Bonus that will be paid at varying levels of Performance.

          5.3.          Measurement of Performance. Performance shall be determined by reference to the earnings per share of the Company. For purposes of the Plan, the definition of "earnings per share" means the Company's net after-tax earnings per share of Common Stock after all expenses and taxes, except for payment of Incentive Bonuses pursuant to this Plan.

          5.4          Incentive Bonus Conditioned on Performance. Payment of an Incentive Bonus to a Participant for a three-year period under this Plan shall be entirely contingent upon the Performance criteria established by the Committee pursuant to this Section 5, the satisfaction of which is substantially uncertain when established by the Committee for the three-year period.

          5.5          Time of Determination by Committee. All determinations to be made by the Committee for a three-year period pursuant to this Section 5 shall be made by the Committee during the first 90 days of such three-year period.

          5.6          Objective Standards. An Incentive Bonus shall be based solely upon objective criteria, consistent with this Section 5, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 5 of the Plan, it may not amend or waive such criteria after the 90th day of a three-year period. The Committee shall have no authority or discretion to increase any Incentive Bonus, or to construct, modify or apply the measurement of Performance in a manner that will directly or indirectly increase the Incentive Bonus, for any Participant for any three-year period above the amount determined by the applicable objective standards established within the first 90 days of the three-year period.

SECTION 6

Determination and Payment of Incentive Bonuses

          6.1          Committee Certification. The Incentive Bonus for each eligible Participant for a three-year period shall be determined on the basis of the Target Bonus and Performance criteria established by the Committee pursuant to Section 5 for the three-year period. The Committee shall determine, and shall certify in writing prior to payment of any Incentive Bonus, that the Company Performance for the three-year period satisfied the Performance criteria established by the Committee for the three-year period. Approved minutes of the Committee shall constitute sufficient written certification for this purpose.

          6.2          Partial Period Performance Adjustments. The Incentive Bonus otherwise payable to a Participant for a three-year period shall be adjusted as follows:

          (a)           Retirement, Death, or Total Disability. If a Participant ceases to be a Participant before the end of any three-year period and more than 12 months after the beginning of such three-year period because of death, normal or early retirement under the Company's retirement plan, as then in effect, or total disability under the Company's long-term disability plan, an award shall be paid to the Participant or the Participant's Beneficiary after the end of such three-year period prorated as follows: the award, if any, for such three-year period shall be equal to 100 percent of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire performance period, multiplied by the ratio of the Participant's full months as a Participant during that performance period to the total number of months in that performance period. The award, if any, shall only be made in the form of a cash payout and no shares of restricted stock shall be awarded. Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section.

          (b)          Other Termination. If an employee ceases to be a Participant during any three-year period(s), or prior to actual receipt of the award for a previous period because of the Participant's termination of employment for any reason other than described in Section 6.2(a), the Participant will not be entitled to any award for such three-year period. If a Participant continues in Wolverine's employment but no longer is approved by the Committee to participate in future three-year periods, the Participant shall be eligible for a prorated award determined in the same manner set forth in Section 6.2(a). Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section.

          6.3          Maximum Incentive Bonus. The Incentive Bonus for any Participant for a three-year period shall not, in any event, exceed $1,000,000, exclusive of the 20% increase in the amount of the Incentive Bonus payable in restricted stock which reflects what the Company believes to be the diminution of value of the award created by the restrictions.

          6.4          Payment to Participant or Beneficiary. The Incentive Bonus of each Participant shall be paid to the Participant, or the Beneficiary of any deceased Participant, by the Company as soon as feasible following final determination and certification by the Committee of the amount payable.

SECTION 7

Manner of Payment

          7.1          General. Each Participant will receive part of his or her Incentive Bonus in cash and part in restricted stock according to the terms below.

          7.2          Cash Payout. Each Participant will receive a cash payment equal to 50% of his or her Incentive Bonus. The Company will make the cash payment as soon as feasible following final determination and certification by the Committee of the amount payable.

          7.3          Restricted Stock. Each Participant will also receive a grant of restricted stock under the Company's existing stockholder-approved plans on the same date the cash payment is made pursuant to Section 7.2. The number of shares of restricted stock a Participant shall receive will equal 70% of the Incentive Bonus divided by the Market Value of the Company's common stock on the date of grant, rounded to the nearest whole share. The restrictions imposed on the restricted stock shall lapse in 3 equal annual installments commencing 1 year following the grant date. Each award of restricted stock shall be evidenced by a restricted stock agreement containing such terms and conditions, including vesting schedules, consistent with the provisions of the Plan and the plan under which the restricted stock is so awarded.

SECTION 8

General Provisions

          8.1          Benefits Not Guaranteed. Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that an Incentive Bonus will be payable under the Plan.

          8.2          No Right to Participate. Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating employee any contractual right to participate in or receive benefits under the Plan. No designation of an employee as a Participant for all or any part of a three-year period shall create a right to an Incentive Bonus under the Plan for any other three-year period. There is no obligation of uniformity of treatment of employees, eligible officers or Participants under the Plan.

          8.3          No Employment Right. Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement or understanding of any kind that the Company or any subsidiary will continue to employ any individual, and this Plan shall not be construed or applied as an employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company or any subsidiary to determine the terms and conditions of employment of any Participant, officer or other employee or to terminate the employment of any Participant, officer or other employee with or without reason at any time.

          8.4          No Assignment or Transfer. Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach or hypothecate any amount or credit, potential payment or right to future payments of any amount or credit or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

          8.5          No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements. A Participant may have other targets under other plans of the Company. However, no payment under any other plan or arrangement shall be contingent upon failure to attain the criteria for payment of an Incentive Bonus under this Plan.

          8.6          Withholding and Payroll Taxes. The Company shall deduct from any payment made under this Plan all amounts required by federal, state and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

          8.7          Incompetent Payee. If the Committee determines that an individual entitled to a payment under this Plan is incompetent, it may cause benefits to be paid to another individual for the use or benefit of the Participant or Beneficiary at the time or times otherwise payable under this Plan, in total discharge of the Plan's obligations to the Participant or Beneficiary.

          8.8          Governing Law. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

          8.9          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the remaining provisions of the Plan shall not be affected and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 9

Termination and Amendment

                    The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company. No termination or amendment may impair the validity of, or the obligation of the Company to pay, any Incentive Bonus awarded for any three-year period ending prior to the year in which the termination or amendment is adopted or, if later, is effective. No amendment adopted after the first 90 days of a three-year period may directly or indirectly increase the amount of any Incentive Bonus, or alter the objective criteria in a manner which will increase any Incentive Bonus, for that three-year period. Except as otherwise provided in this Plan and the applicable objective criteria established pursuant to this Plan for determining the amount of any Incentive Bonus for a three-year period, no Incentive Bonuses shall be payable for the three-year period in which the Plan is terminated, or, if later, in which the termination is effective.

SECTION 10

Duration of the Plan

                    Subject to earlier termination by the Board, this Plan shall terminate without action by the Board as of the date of the first meeting of the shareholders in 2002 unless reapproved by the shareholders at that meeting or any earlier meeting. If reapproval occurs, the Plan will terminate as of the date of the first meeting of the shareholders in the fifth year following reapproval and each subsequent reapproval unless reapproved on or before the termination date. If the Plan terminates under this provision due to lack of reapproval by the shareholders, Incentive Bonuses shall be paid for the three-year periods already commenced before the date of termination of the Plan, except for the three-year period that intially began in the year the Plan terminates.